                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE DEF14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12


                          Shelbourne Properties I, Inc.
                          -----------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant):

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies: N/A

     2)   Aggregate number of securities to which transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     4)   Proposed maximum aggregate value of transaction: N/A

     5)   Total fee paid: N/A


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: N/A

     2)   Form, Schedule, or Registration Statement No.: N/A

     3)   Filing Party: N/A

     4)   Date Filed: N/A

                          SHELBOURNE PROPERTIES I, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 9, 2002



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of SHELBOURNE PROPERTIES I, INC. (the "Company"), a Delaware corporation, will be held in the 11th Floor Conference Center in the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York on Monday, September 9, 2002 at 1:00 P.M., to consider and act upon the following:

          1.   To elect two Class I Directors;

          2. To ratify the appointment of two Class II Directors and two Class III Directors previously appointed by the Board of Directors of the Company;

          3. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the 2002 fiscal year; and

          4. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 19, 2002 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof.


         All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.


                                  By order of the Board of Directors,



                                  /s/ Lara Sweeney
                                  ----------------------------------
                                  Lara Sweeney
                                  Secretary



Boston, Massachusetts
August 21, 2002


--------------------------------------------------------------------------------

 IMPORTANT: THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                          SHELBOURNE PROPERTIES I, INC.


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 9, 2002


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SHELBOURNE PROPERTIES I, INC. (the "Company"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company which will be held in the 11th Floor Conference Center in the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on Monday, September 9, 2002 at 1:00 P.M., and at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

         A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election, as Class I Directors, of persons who have been nominated by the Board, (ii) FOR the ratification of the appointment by the Board of the Class II and Class III Directors, (iii) FOR the ratification of the selection of Deloitte & Touche LLP ("Deloitte & Touche") as independent auditors to audit and report upon the consolidated financial statements of the Company for the 2002 fiscal year, and (iv) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

         The principal executive offices of the Company are located at c/o First Winthrop Corporation, 7 Bulfinch Place, Suite 500, Boston, MA 02114. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to stockholders is August 21, 2002.

         Stockholders of record of the common stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on August 19, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were issued and outstanding 839,286 shares of Common Stock. There was no other class of voting securities outstanding at the Record Date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as inspector of election for the Meeting. The two nominees for election as Class I Directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the votes in attendance at the Meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast is necessary to approve the actions described in Proposal Nos. 2 and 3 of the accompanying Notice of Annual Meeting. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                   PROPOSAL 1 - ELECTION OF CLASS I DIRECTORS

         Pursuant to the Company's certificate of incorporation, the Board is divided into three classes, as equal in number as possible, with respect to the term for which they hold office. Each Class I Director's term expires at the Meeting; each Class II Director's term expires at the 2003 annual meeting of stockholders; and each Class III Director's term expires at the 2004 annual meeting of stockholders. Prior to August 15, 2001, on which date one of the directors resigned, the Board consisted of nine directors. From that date until February 13, 2002, the Board consisted of eight members. On February 13, 2002 the Company repurchased all of the shares of Common Stock held by a controlling stockholder, Presidio Capital Investment Company, LLC ("PCIC"). As five of the eight directors at the time of the transaction were officers and directors of PCIC, upon the consummation of the stock repurchase, four of those five directors resigned. As three of the remaining four members of the Board were all in the same class, the Board reallocated its members among the three classes in accordance with Delaware General Corporate Law, with one director, who has since resigned, as a Class I Director, two directors as Class II Directors and one director as a Class III Director.

         Pursuant to the Settlement Agreement and Stock Purchase Agreement discussed below, on August 19, 2002, the Board was increased from four to six members and reconstituted in accordance with Delaware General Corporate Law to consist of the directors named below.

                Name                      Age                     Title
        --------------------              ---              ------------------
        Michael L. Ashner                  49                Class I Director
        Peter Braverman                    50                Class I Director
        Arthur Blasberg, Jr.               74               Class II Director
        Steven Zalkind                     60               Class II Director
        Howard Goldberg                    56              Class III Director
        John Ferrari                       48              Class III Director


         The nominees are the two directors currently designated as Class I Directors, whose terms expire at the Meeting, and until their respective successors are elected and shall qualify to serve.

         If Proposal No. 1 is approved, Messrs. Ashner and Braverman will be elected as Class I Directors for a term of three years, expiring at the 2005 annual meeting of stockholders, and until their respective successors are elected and shall qualify to serve.

         The Company expects that Messrs. Ashner and Braverman will be able to serve, but if either is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

         Set forth below is the business experience of, and certain other information regarding, the two director nominees.

         Mr. Ashner has been the Chief Executive Officer of Winthrop Financial Associates, A Limited Partnership, since 1996, and the Chief Executive Officer of The Newkirk Group, since 1997, two real estate investment and management companies controlling approximately $3.5 billion of commercial real estate throughout the United States. Mr. Ashner currently serves as a director of Great Bay Hotel and Casino Inc., and NBTY, Inc. Mr. Ashner has been a director, President, Chairman and Chief Executive Officer of the Company since August 19, 2002. Mr. Ashner also served as a director, President, Chairman and Chief Executive Officer of the Company from February 8, 2001 until August 15, 2001.

         Mr. Braverman has been the Executive Vice President of Winthrop Financial Associates, A Limited Partnership, since 1996, and the Executive Vice President of The Newkirk Group, since 1997, two real estate investment and management companies controlling approximately $3.5 billion of commercial real estate throughout the United States. Mr. Braverman has been a director and Vice President of the Company since August 19, 2002. Mr. Braverman also served as a Vice President of the Company from February 8, 2001 until August 15, 2001.


                    PROPOSAL 2 - RATIFICATION OF APPOINTMENTS

         The individuals listed above as the Class II and Class III Directors were appointed as such at a meeting of the Board on August 19, 2002. Although stockholder ratification of the August 19, 2002 appointment of the Class II and Class III Directors is not required by law or by the Company's Certificate of Incorporation or By-laws, the Company agreed to seek such ratification as part of the transactions contemplated by the Settlement Agreement and Stock Purchase Agreement. The Company does not intend to seek ratification with respect to any further appointments to the Board.

         Set forth below is the business experience of, and certain other information regarding, the Class II and Class III Directors appointed on August 19, 2002.

         Mr. Blasberg's activities for the past five years include appointment by the Superior Court in Massachusetts to serve as a receiver of various businesses (including real estate investment companies), acting as trustee of a trust holding undeveloped land and a trust whose main asset was a limited partnership interest in a cogeneration plant. Mr. Blasberg previously served as the receiver and liquidating trustee of The March Company, Inc., a real estate investment firm which acted as the general partner and/or limited partner in over 250 limited partnerships. Mr. Blasberg is an attorney admitted to practice in the Commonwealth of Massachusetts and previously served for five years as an attorney in the general counsel's office of the Securities and Exchange Commission.

         Mr. Ferrari has been a Managing Director of Manhattan East Suite Hotels, a New York based hotel management company that operates ten hotels (2,100 rooms) in New York City, since 1996. Mr. Ferrari is responsible for the day-to-day operations of the company and for all acquisitions and development of new ventures.

         Mr. Goldberg has been a private investor and has provided consulting services to start-up companies since 1999. From 1994 through 1998, Mr. Goldberg served as President and Chief Executive Officer of Player's International, a public company in the gaming business, prior to its being sold to Harrah's Entertainment Inc. In addition, from 1995 to 2000, Mr. Goldberg served on the board of directors of Imall Inc., a public company that provided on-line shopping and which was ultimately sold to Excite-at-Home. Mr. Goldberg has a law degree from New York University and was previously the managing partner of a large New Jersey law firm.

         Mr. Zalkind has been a principal with Resources Investments Limited, L.L.C., a real estate management and investment company that owns, operates and manages over 6,000 apartment units and 500,000 square feet of retail shopping centers, for the past five years. Mr. Zalkind has extensive experience in the operation, management and financing of real estate projects including apartment buildings, shopping centers and office buildings and has been involved in real estate acquisitions and resales totaling in excess of $1.5 billion.


BACKGROUND

         On July 1, 2002, the Company entered into a Settlement Agreement and a Stock Purchase Agreement, with, among others, HX Investors, L.P. ("HX"). Pursuant to the Settlement Agreement and Stock Purchase Agreement, as amended on August 5, 2002, among other things, HX commenced an offer to purchase up to 251,785 shares of the Company's Common Stock (and the associated preferred share purchase rights) for $63.15 per share (the "Offer"). The Offer expired on August 16, 2002 at which time HX acquired all 251,785 shares sought pursuant to the Offer. As provided in the Settlement Agreement and Stock Purchase Agreement, upon the acceptance for payment of the shares by HX under the Offer, the Board was reconstituted to consist of six individuals designated by HX, four of which, Messrs. Blasberg, Zalkind, Goldberg and Ferrari, are independent directors. The terms of the two Class I Directors so appointed expire at the Meeting and the Board has nominated such individuals for re-election as Class I Directors. In addition, as part of the Settlement Agreement and Stock Purchase Agreement, the Company agreed to seek ratification of the Class II and Class III Directors so appointed.

         The Company also agreed that following the aforementioned Board reconstitution (i) any subsequent nominations for vacancies in the Board created by the removal or resignation of an independent director will be made by the remaining independent directors of the Board, and (ii) HX and the Company will take all action necessary to cause the Company's By-laws to be amended to implement the provisions of clause (i) and provide that any amendment to such provisions will require the approval of a majority of the shares of Company Stock entitled to vote at a meeting of stockholders of the Company, other than those shares held by HX and its affiliates. At a meeting of the Board on August 19, 2002, the Board enacted the foregoing amendments to the Company's By-laws.

         In addition, the Settlement Agreement and Stock Purchase Agreement provide that HX's nominees to the Board who are not independent directors will, subject to their fiduciary duties and existing obligations of the Company, support the implementation of certain distribution policies.

         Finally, the Settlement Agreement and Stock Purchase Agreement also provide that, following completion of the Offer, at a meeting of the stockholders, the Company will submit a Plan of Liquidation of the Company to the stockholders for their approval. Notice of such meeting will be forthcoming.


BOARD MEETINGS AND COMMITTEES

         From April 10, 2001, when the full Board was appointed, through the end of 2001, the Board met seven times. Each director attended all of the meetings.

         The Company's By-laws give the Board the authority to delegate its powers to a committee appointed by the Board. All committees are required to conduct meetings and take action in accordance with the directions of the Board and the provisions of the Company's By-laws. The Board has appointed three standing committees: an audit committee, a compensation committee and a corporate governance committee. Certain of the committees' principal functions are described below.

Audit Committee

         The Audit Committee:

          o reviews annual consolidated financial statements with the Company's independent auditors,

          o recommends the appointment and reviews the performance, independence, and fees of the Company's independent auditors and the professional services they provide,

          o oversees the Company's system of internal accounting controls and the internal audit function, and

          o discharges other responsibilities, including those described in the "Audit Committee Report" on page 11.

         Until March 27, 2002, the Audit Committee consisted solely of independent directors, Michael Bebon, Donald Coons and Robert Martin. Upon Mr. Bebon's resignation from the Board on March 27, 2002, the Board nominated W. Edward Scheetz to replace Mr. Bebon as a member of the Audit Committee. In connection with the August 19, 2002 reconstitution of the Board, Messrs. Blasberg, Goldberg and Zalkind were nominated as members of the Audit Committee.

         The Board has adopted a written charter for the Company's Audit Committee, which is attached hereto as an Appendix A to this Proxy Statement. The Audit Committee did not hold any meetings during the 2001 fiscal year. On March 25, 2002, the Audit Committee met with the external auditors of the Company to discuss the Company's 2001 financial statements.


Compensation Committee

         The Compensation Committee:

          o recommends to the Board the compensation policies and arrangements for the Company's officers,

          o ensures appropriate oversight of the Company's executive compensation programs and human resources policies, and

          o will, as appropriate, report to stockholders on the Company's executive compensation policies and programs.

         Since its formation on March 1, 2002 until the August 19, 2002 reconstitution of the Board, the Compensation Committee was composed of Messrs. Martin and Coons, non-employee directors of the Company. On August 19, 2002, Messrs. Ferrari and Zalkind, non-employee directors of the Company, were nominated as members of the Corporate Governance Committee. The Compensation Committee held no meetings during the 2001 fiscal year.


Corporate Governance Committee

         The Corporate Governance Committee:

          o    reviews the qualifications of current and potential directors,

          o    reviews each director's continued service on the Board,

          o reviews outside activities of Board members and resolves any issue of possible conflict of interest, and

          o reviews and assesses the adequacy of the Corporate Governance Committee's Charter.

         The Company's Corporate Governance Committee was formed on March 1, 2002 and until the August 19, 2002 reconstitution of the Board, was composed of Messrs. Martin and Coons. On August 19, 2002, Messrs. Blasberg and Goldberg, non-employee directors of the Company, were nominated as members of the Corporate Governance Committee. The Corporate Governance Committee held no meetings during the 2001 fiscal year.


EXECUTIVE OFFICERS

         Set forth below is certain information regarding the executive officers and certain other officers of the Company:

        Name            Age                   Current Position
  -----------------     ---     -----------------------------------------------
  Michael L. Ashner      49     President, Chairman and Chief Executive Officer
  Peter Braverman        50     Executive Vice President
  Carolyn Tiffany        36     Chief Financial Officer and Treasurer
  Lara Sweeney           30     Vice President and Secretary

         Officers serve at the discretion of the Board.

         Information regarding Messrs. Ashner and Braverman is included herein in the section entitled "Proposal 1 -- Election of Class I Directors."

         Ms. Sweeney has been a Vice President and Secretary of the Company since August 19, 2002. Ms. Sweeney has been a Senior Vice President of Winthrop Financial Associates since 1996. In addition, Ms. Sweeney was a Vice President and Secretary of the Company from February 8, 2001 until August 15, 2001.

         Ms. Tiffany has been the Chief Financial Officer and Treasurer of the Company since August 19, 2002. Ms. Tiffany has been with Winthrop Financial Associates since January 1993. Ms. Tiffany was a Vice President in the asset management and investor relations departments of Winthrop Financial Associates from October 1995 to December 1997, at which time she became the Chief Operating Officer of Winthrop Financial Associates. In addition, Ms. Tiffany is the Chief Operating Officer of The Newkirk Group. Ms. Tiffany was a Vice President and Treasurer of the Company from February 8, 2001 until August 15, 2001.
Ms. Tiffany is a C.P.A. and previously worked for the auditing firm of Kenneth Leventhal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of August 19, 2002 (except as otherwise indicated) regarding the ownership of Common Stock by
(i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table contained herein, and (iv) all current executive officers and directors of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

   NAME AND ADDRESS OF                                             AMOUNT AND NATURE OF
    BENEFICIAL OWNER              POSITION WITH THE COMPANY        BENEFICIAL OWNERSHIP        PERCENT OF CLASS
   -------------------            -------------------------        --------------------        ----------------
HX Investors, L.P.                Shareholder                            352,485(1)                 42.0%
100 Jericho Quadrangle
Suite 214
Jericho, NY 11753

Michael L. Ashner                 Director, President                    352,485(2)                 42.0%
100 Jericho Quadrangle            and Chief Executive
Suite 214                         Officer
Jericho, NY 11753

Carl C. Icahn (3)                 Shareholder                             42,411(3)                 5.05%
and Longacre Corp.

Arthur Blasberg, Jr.              Director                                     0                      0

Peter Braverman                   Director and Executive                       0                      0
                                  Vice President

John Ferrari                      Director                                     0                      0

Howard Goldberg                   Director                                     0                      0

Lara Sweeney                      Vice President and                           0                      0
                                  Secretary

Carolyn Tiffany                   Chief Financial Officer                      0                      0
                                  and Treasurer

Steven Zalkind                    Director                                    10                      *

All directors and executive                                              352,495                     42.0%
officers as a group

-------------------------------------
*    Less than 1%.

(1) Based upon information contained in Amendment No. 9 (Final Amendment) to Schedule TO-T as filed by HX Investors, L.P. ("HX") with the Securities and Exchange Commission on August 19, 2002.

(2) Comprised of shares owned by HX. As the sole stockholder of Exeter Capital Corporation, the sole general partner of HX, Mr. Ashner may be deemed to beneficially own all shares owned by HX.

(3) Based on information contained in a report on Schedule 13D that Longacre Corp. and Mr. Icahn filed with the Securities and Exchange Commission on August 5, 2002. The principal business address of Longacre Corp. is 100 South Bedford Road, Mount Kisco, New York 10549 and the principal business address of Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th floor, New York, New York 10153. The Company believes that Longacre Corp. tendered all or a portion of its shares pursuant to the Offer. However, the Company does not currently know the number of shares beneficially owned by Mr. Icahn and Longacre Corp. as of the date hereof.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

         Peter Braverman owns a 10% limited partner interest in HX. Accordingly, Mr. Braverman owns an indirect pecuniary interest in approximately 35,249 of the shares of Common Stock owned by HX. However, as a limited partner in HX, Mr. Braverman does not exercise investment control over the HX shares. Accordingly, Mr. Braverman is not deemed to beneficially own any of such shares under Section 13 or Section 16 of the Exchange Act.

                             EXECUTIVE COMPENSATION

         For fiscal year 2001, the executive officers of the Company were employed by Shelbourne Management LLC. Such executive officers were compensated by Shelbourne Management LLC in their capacities as officers and employees of that company, as shown in the table under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


COMPENSATION OF DIRECTORS

         The Company's prior non-employee directors, Messrs. Bebon, Coons and Martin in 2001 and until August 19, 2002 received $6,667 annually for their services as directors. The Company's current non-employee directors, Messrs. Blasberg, Ferrari, Goldberg and Zalkind will receive $10,000 annually for their services as directors and $500 for each applicable committee meeting they attend. Directors of the Company who are also employees of the Company receive no additional compensation for serving on the Board. However, all directors are reimbursed for travel expenses and other out-of-pocket expenses incurred in connection with their service on the Board.

         In addition, solely for their services as members of the Special Committee, which was organized to review and evaluate the fairness of the February 2002 repurchase by the Company of the shares held by PCIC, former directors Michael Bebon, Donald W. Coons and Robert Martin received a one-time payment of $20,000.

         In consideration of the significant time and efforts that each of the recently out-going directors has made as a member of the Board and has put forth, among other things, evaluating strategic alternatives to enhance stockholder value, arranging for financing and otherwise managing the business of the Company, the Board authorized a one-time payment of $75,000 to each of Robert Martin, W. Edward Scheetz and Donald W. Coons.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Richard J. McCready, an executive officer of the Company until his replacement on August 19, 2002, also serves on the board of directors of NorthStar Capital Investment Corp. ("NorthStar"), a former affiliate of the Company. W. Edward Scheetz, a director of the Company until August 19, 2002, also serves on the board of directors of NorthStar.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following is the July 9, 2002 Compensation Committee Report on Executive Compensation. The members of the Compensation Committee on the date of such report were Donald W. Coons and Robert Martin. In connection with the reconstitution of the Board on August 19, 2002, the Compensation Committee was reconstituted to consist of Messrs. Ferrari and Zalkind.

         The Board, acting upon the recommendation of the Compensation Committee, is responsible for determining compensation for the Company's executive officers. The Compensation Committee is composed of two individuals who are non-employee directors of the Company.


EXECUTIVE COMPENSATION PRINCIPLES

         The Compensation Committee believes that the Company's compensation program is a critical part of the management and incentivization of its executive officers. Therefore, the Compensation Committee believes that, in structuring compensation, the Company should:

          o Adopt equity compensation plans to attract and retain high quality executive officers, enhance the long-term profitability of the Company and align the interests of executive officers with those of the Company's stockholders; and

          o Provide executive officers of the Company with competitive compensation packages consisting of a mix of cash and equity-based compensation.

         In making its compensation recommendations to the Board, the Compensation Committee will consider (1) the potential long-term profitability of the Company as indicated by a variety of factors, including stock prices, projected and actual cash flow, leasing activities, new acquisitions, funds from operations and other factors, (2) the compensation trends among REITs of comparable size to ensure that the Company's compensation packages are competitive and (3) with respect to a specific executive officer, such officer's specific responsibilities, experience and overall performance.


CHIEF EXECUTIVE OFFICER COMPENSATION

         For fiscal year 2001, no executive officers of the Company, including the Co-Chief Executive Officers, received compensation from the Company. The executive officers were compensated by Shelbourne Management LLC in their capacities as officers and employees of that company, rather than as executive officers of the Company.


POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a publicly held company, such as the Company, will not be entitled to a Federal income tax deduction for compensation paid to the chief executive officer or any one of the other four most highly compensated officers of the Company to the extent that compensation paid to such officer exceeds $1 million in any fiscal year, unless such compensation is subject to certain exceptions set forth in the Code for compensation that qualifies as performance based. The Board and the Compensation Committee intend to consider Section 162(m) in structuring compensation for the Company's executive officers; however, the Board or the Compensation Committee may, where it deems appropriate, implement compensation arrangements that do not satisfy the exceptions to Section 162(m).

                                 The Compensation Committee of the Board

                                 Donald W. Coons
                                 Robert Martin

                             AUDIT COMMITTEE REPORT

         The following is the July 9, 2002 Audit Committee Report. The members of the Audit Committee on the date of such report were Donald W. Coons, Robert Martin and W. Edward Scheetz. In connection with the reconstitution of the Board on August 19, 2002, the Audit Committee was reconstituted to consist of Messrs. Blasberg, Goldberg and Zalkind.

         The Audit Committee (the "Committee") is comprised of three directors and operates under a written charter. The Committee met with Deloitte & Touche the independent auditors of the Company on March 25, 2002 to discuss the Company's 2001 financial statements. The Committee held discussions with the independent auditors, without management present, on the results of their examinations and the overall quality of the Company's financial reporting and internal controls. The Committee evaluates the continued appointment of the Company's independent auditors and makes its recommendation to the Board.

         Prior to March 27, 2002, the Committee was comprised of three members who were independent within the meaning of Section 121(a) of the American Stock Exchange Listing Standards (the "Listing Standards"). On March 27, 2002, a member of our Board, who was a Committee member as well, resigned. In order to remain in compliance with the requirement of our Committee charter and the Listing Standards that the Committee have three members, the directors elected
W. Edward Scheetz to be a member of the Committee. Mr. Scheetz is not an independent director within the meaning of Section 121(a) of the Listing Standards, as he is employed by a former affiliate of the Company, NorthStar Capital Investment Corp. However, as there were no other directors to fill the required third position on the Committee, the Board appointed Mr. Scheetz.

         As stated in the Committee's Charter, the Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with generally accepted accounting principles and of the Company's independent auditor to audit those financial statements. The Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles.

         In fulfilling its responsibilities, the Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001 with the Company's management and the independent auditors.

         The Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche its independence from the Company and its management.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001 be included in our 2001 Annual Report to Stockholders which is incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2001 and was filed with the Securities and Exchange Commission on April 1, 2002.

                                                The Audit Committee of the Board

                                                Donald W. Coons
                                                Robert Martin
                                                W. Edward Scheetz

                                PERFORMANCE GRAPH

         The following graph compares the cumulative return among the Common Stock, a peer group index and the Standard & Poor's 500 Stock Index, for the periods shown. The quarterly changes for the periods shown in the graph are based on the assumption that $100 had been invested in the Common Stock and each index on May 14, 2001.

                            TOTAL RETURN PERFORMANCE


                               [GRAPHIC OMITTED]



                                                                        PERIOD ENDING
                                           --------------------------------------------------------------------------
INDEX                                         05/14/01    06/30/01     09/30/01    12/31/01    03/31/02     06/30/02
---------------------------------------------------------------------------------------------------------------------
Shelbourne Properties I, Inc.                   100.00       72.91        80.76       72.40      111.35       114.79
S&P 500                                         100.00       98.18        83.77       92.73       92.99        80.51
Diversified and Other Peer Group*               100.00      103.19        92.24      101.91      112.51       120.38


*Diversified and Other Peer Group consists of REITs with a diversity and other property focus and have a current market value as of July 29, 2002 of less than $750M.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fees to Certain Affiliates

         The following entities, which as of February 14, 2002 are no longer affiliated with the Company, earned or received compensation or payments for services or reimbursements from the Company, its predecessor partnership, Integrated Resources High Equity Partners, Series 85, a California limited partnership ("Predecessor Partnership"), or subsidiaries of PCIC, parent of the Predecessor Partnership's Managing General Partner, directly or indirectly, during the year ended December 31, 2001 as follows:


                                                                                Compensation From The
                                                                                Company, Its Predecessor
                                                                                Partnership Or
Name Of Recipient                      Capacity In Which Served                 PCIC Subsidiaries
-----------------                      ------------------------                 ---------------------
Resources High Equity Inc.             Predecessor Partnership Managing               $358,685(1)
                                       General Partner
Presidio AGP Corp.                     Predecessor Partnership Associate              $  1,391(2)
                                       General Partner
Shelbourne Management LLC              Business Manager                               $862,818(3)


------------------------
(1) $44,583 represents payment for its non-accountable expenses of the Predecessor Partnership Managing General Partner and $314,102 represents a partnership management fee for managing the affairs of the Predecessor Partnership. Furthermore, under the Predecessor Partnership's Limited Partnership Agreement, which was in effect until April 18, 2001, 5% of the Predecessor Partnership's net income and net loss is allocated to the Predecessor Partnership General Partners (0.1% to the Predecessor Partnership Associate General Partner and 4.9% to the Predecessor Partnership Managing General Partner). Pursuant thereto, for the year ended December 31, 2001, $68,164 of the Predecessor Partnership's net income was allocated to the Predecessor Partnership General Partners.

(2) For the year ended December 31, 2001, $1,391 of the Predecessor Partnership's net income was allocated to the Predecessor Partnership Associate General Partner.

(3) This amount was earned pursuant to an advisory agreement with Shelbourne Management LLC for performance of certain functions relating to the management of our business. $105,417 represents reimbursement expenses of Shelbourne Management LLC and $757,401 represents an asset management fee for managing the affairs of the Company, property management fees and $150,000 for non-accountable expenses.


Transaction with PCIC

         On February 14, 2002, the Company entered into a Purchase and Contribution Agreement with, among others, PCIC and Shelbourne Management LLC. Pursuant to the Purchase and Contribution Agreement, among other things, the Company purchased its advisory agreement with Shelbourne Management LLC and repurchased all of the shares of Common Stock held by PCIC.

         Pursuant to the transaction, the Company paid PCIC approximately $14,300,000 in cash and the Company's operating partnership, Shelbourne Properties I L.P., issued Shelbourne Management LLC preferred partnership interests with a liquidation preference of $812,674 and a note with an aggregate stated amount of between approximately $17,600,000 and $18,900,000, depending upon the timing of the repayment of the note. In May 2002, the operating partnership repaid the note in full ($17,639,459) from proceeds of a secured revolving credit facility procured on May 1, 2002.

         The Company's former directors and/or officers, Peter Ahl, David T. Hamamoto, Steven Kauff, David G. King, Jr., Dallas G. Lucas and W. Edward Scheetz are affiliated with PCIC and Shelbourne Management.


Transactions with HX Investors

         As described on page 3 under "BACKGROUND", the Company has entered into a Settlement Agreement and Stock Purchase Agreement with, among others, HX pursuant to which the Board has approved the Plan of Liquidation. If the Plan of Liquidation is approved by stockholders, HX will be entitled to receive, at such time as distributions are made to the holders of outstanding Common Stock, 15% of the excess (if any) of (a) "Net Proceeds" (as hereinafter defined) over (b) for each outstanding share of Common Stock, the sum of $59 plus a return thereon at a rate of 6% per annum, compounded quarterly, from August 20, 2002 until February 19, 2004 and then increasing by 0.5% for each subsequent six-month period up to a maximum of 8%. "Net Proceeds" means the total amount of the Company's cash from operations, refinancings and property sales.

         HX will be entitled to receive these distributions as the holder of Class B partnership units in the operating partnership that were issued to it on August 19, 2002. HX will only receive these distributions if the Plan of Liquidation is adopted. Also, in the event that (i) a majority of the Board consists of members nominated by HX and (ii) the Company has failed to observe certain distribution policies, HX will not be entitled to further distributions on its Class B units.

         Mr. Ashner is the sole stockholder of Exeter Capital Corporation, the general partner of HX, and holds a 40% interest in HX. In addition, Mr. Braverman holds a 10% limited partner interest in HX.


Kestrel Interim Management Services Fee

         Under the terms of the Plan of Liquidation approved by the Board, as soon as reasonably practical, but no earlier than October 1, 2002, the Company will terminate the transition management services provided by PCIC and retain Kestrel Management, LLC ("Kestrel") to provide interim management services on substantially similar terms and conditions, but at a reduced fee of $200,000 per year for the first three years. After the first three years, the majority of the independent directors shall determine the fee in its discretion provided that such fee shall not exceed $200,000 per year. As each property is sold, the Company will terminate each respective property management agreement with Kestrel. However, Kestrel will not be entitled to its fee during any period in which a majority of the Board consists of members nominated by HX Investors and the Company has failed to observe certain distribution policies.

         In 2001, Kestrel received $312,777 in fees from its services as Property Manager to the Company. Mr. Ashner owns a 10% interest in Kestrel. Each of Mr. Braverman, Ms. Tiffany and Ms. Sweeney owns a 1.67% interest in Kestrel.

                 PROPOSAL 3 - SELECTION OF INDEPENDENT AUDITORS

         At the recommendation of the Audit Committee, the Board has selected Deloitte & Touche to serve as independent auditors of the Company for its fiscal year ending December 31, 2002. Although stockholder ratification of the Board's action in this respect is not required, the Board considers it desirable for stockholders to pass upon the selection of independent auditors and, if the stockholders disapprove of the selection, intends to consider the selection of other independent auditors for the current fiscal year.

         Representatives of Deloitte & Touche are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

         Audit Fees. The Company incurred fees charged by Deloitte & Touche for the fiscal year ended December 31, 2001 for the audit of its annual financial statements and for the review of financial statements included in its Forms 10-Q for fiscal 2001 in the amount of $84,581.

         All Other Fees. The Company incurred fees charged by Deloitte & Touche for the fiscal year ended December 31, 2001 related to the preparation of tax reports, the review of filings with the Securities and Exchange Commission, and certain other services in the amount of $61,839.

         The Audit Committee has considered whether the provision of the above services, other than audit services, is compatible with maintaining the independence of Deloitte & Touche.

         All of the work performed by Deloitte & Touche on the audit of annual financial statements for fiscal year 2001 was performed by persons employed by Deloitte & Touche on a full-time basis.


                              STOCKHOLDER PROPOSALS

         In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement for the 2003 Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the proposal must be received at the Company's offices a reasonable time before the Company begins to print and mail its proxy materials. The Company has set the deadline for receipt of such proposals as the close of business on January 31, 2003. Proposals submitted thereafter will be opposed as not timely filed.

         Under our By-laws, stockholders must follow certain procedures to nominate a person for election as a Director at an annual meeting, or to introduce an item of business at an annual meeting, in each case, outside the processes of SEC Rule 14a-8. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at our principal executive offices. We must receive notice as follows:

          - Normally we must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 75 days nor more than 120 days before the first anniversary of the prior year's meeting.

          - However, if we hold the annual meeting on a date that is more than 30 days before or 60 days after such anniversary date, we must receive the notice no later than the later of the 75th day prior to the scheduled date of such annual meeting or the 15th day after we provide notice of the meeting to stockholders or announce it publicly. In this regard, we anticipate that the 2003 Annual Meeting will be held more than 30 days prior to the anniversary date of the Meeting. Accordingly, assuming the 2003 Annual Meeting is held on June 16, 2003, we must receive the notice no later than the later of April 2, 2003 or the 15th day after we first provide notice of, or publicly announce, the date of such meeting.

         Any stockholder who wishes to submit a stockholder proposal, should send it to the Secretary, Shelbourne Properties I, Inc., c/o First Winthrop Corporation, 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.


                                  ANNUAL REPORT

         Copies of our Annual Report for the fiscal year ended December 31, 2001 are being mailed to stockholders together with this Proxy Statement.


                                  MISCELLANEOUS

         As of the date of this Proxy Statement, the Board does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

         The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. MacKenzie Partners, Inc. will receive a fee not to exceed $10,000, as well as reimbursement for certain out of pocket expenses incurred by them in connection with their services, all of which will be paid by the Company.

         All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THE RECORD DATE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO LARA SWEENEY, SHELBOURNE PROPERTIES I, INC., C/O FIRST WINTHROP CORPORATION, 7 BULFINCH PLACE, SUITE 500, BOSTON, MA 02114.

         It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                            By Order of the Board of Directors

                                            /s/ Lara Sweeney
                                            ----------------------------------
                                            Lara Sweeney
                                            Secretary

August 21, 2002

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER

                                       OF

                          SHELBOURNE PROPERTIES I, INC.

The Audit Committee shall be appointed by the Board of Directors (the "Board") of Shelbourne Properties I, Inc. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's independent auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange.

The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of the Committee.

The Audit Committee shall:

o    Report regularly to the Board.

o Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

o Review the annual audited financial statements with management of the Company and the independent auditors prior to publication, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

o Review an analysis prepared by management and the independent auditor of the Company of the significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

o Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

o Receive from the independent auditor periodic written reports, consistent with Independence Standards Board Standard No. 1, regarding relationships between the firm and its related entities and the Company and the firm's independence, discuss such reports with the firm, and, if deemed appropriate by the Committee, recommend that the Board take appropriate action to satisfy itself of the firm's independence.

o Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

o Obtain from the independent auditor written assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated with respect to the Company's financial statements.

o Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

o Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          - Any difficulties encountered in the course of the audit work, including any restriction on the scope of activities or access to required information.

          -    Any changes required in the planned scope of the internal audit.

o Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

o Review with the Company`s general counsel legal matters that may have a material impact on the financial statements.

o Have the power to inquire into any financial matters not set forth above and shall perform such other functions as may be assigned to it by law, or the Company's charter or By-laws, or by the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management of the Company and the Company's independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to resolve disagreements, if any, between management and the independent auditor.






                                       A-2